UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019 (May 16, 2019)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	LMNX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, which was held at the Company’s office in Austin, Texas, a total of 42,012,711 shares of the Company’s common stock, out of a total of 44,986,810 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The following proposals were voted on at the Annual Meeting:

Proposal 1: Election of Class I Directors

The stockholders approved the Company’s proposal for the election of three persons nominated by the Board of Directors for three-year terms as Class I directors, as set forth below:

	Number of Shares
	Voted For	Withheld	Abstained	Broker Non-Votes
Nachum “Homi” Shamir	34,027,353	788,543	184,785	7,012,030
Thomas W. Erickson	33,583,024	764,106	653,551	7,012,030

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The stockholders cast an advisory vote regarding the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the Company’s Proxy Statement for the Annual Meeting, as set forth below:

Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
33,920,660	937,856	142,165	7,012,030

Proposal 3: Ratification of Independent Auditor

The stockholders approved the ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019, as set forth below:

Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
41,101,192	824,975	86,544	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION

Date: May 20, 2019	By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Chief Financial Officer, Senior Vice President of Finance
(Principal Financial Officer)